NEWS RELEASE

SOUTHWESTERN ENERGY COMPANY COMMENCES REGISTERED EXCHANGE OFFER

Houston, Texas – November 29, 2012...Southwestern Energy Company, (the “Company”), (NYSE: SWN), today announced the commencement of an exchange offer for up to $1,000,000,000 aggregate principal amount of its 4.10% Senior Notes due 2022 (the “Original Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of its 4.10% Senior Notes due 2022, which have been registered under the Act (the “New Notes”).  The exchange offer will commence on November 29, 2012 and expire at 5:00 p.m. New York City time, on December 28, 2012 (the “Expiration Date”).

The New Notes are substantially identical to the Original Notes, except that the New Notes have been registered under the Act, and will not bear any legend restricting their transfer.

The Company will accept for exchange any Original Notes validly tendered and not withdrawn prior to the Expiration Date, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated November 29, 2012.  A written prospectus providing the terms of the exchange offer may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offer.  Wells Fargo Bank, National Association can be contacted at:

Wells Fargo Bank, National Association MAC N9303-121 Sixth & Marquette Avenue Minneapolis, Minnesota 55479 Attention: Corporate Trust Operations Facsimile: (612) 667-6282 Telephone: (800) 344-5128

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities.  The exchange offer is being made only pursuant to the prospectus dated November 29, 2012 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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Southwestern Energy Company is an independent company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:

R. Craig Owen

Brad D. Sylvester, CFA

Senior Vice President

            Vice President, Investor Relations

and Chief Financial Officer

            (281) 618-4897

(281) 618-2808

All statements, other than historical facts and financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements.

Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements, other than to the extent set forth below. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the Company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the Company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the Company’s ability to transport its production to the most favorable markets or at all; the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company’s success in drilling, the Company’s large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas areas; the Company’s ability to fund the Company’s planned capital investments; the impact of federal, state and local government regulation, including any legislation relating to hydraulic fracturing, the climate or over the counter derivatives; the Company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale play and the Marcellus Shale play; the costs and

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availability of oil field personnel services and drilling supplies, raw materials, and equipment and services; the Company’s future property acquisition or divestiture activities; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets, changes in interest rates and the ability of the Company’s lenders to provide it with funds as agreed; credit risk relating to the risk of loss as a result of non-performance by the Company’s counterparties and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see the reports filed by the Company with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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